Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275758

PROSPECTUS

Phoenix Motor Inc.

Up to 32,291,667 Shares of Common Stock

The selling stockholder of Phoenix Motor Inc. ( “we,” “us” or the “Company”) identified in this prospectus may offer and resell under this prospectus up to 32,291,667 shares of our common stock. The number of shares of common stock offered for resale consists of the following:

●	up to 29,791,667 shares of common stock, consisting of (i) 3,791,667 shares of common stock issuable upon the conversion of a senior unsecured convertible promissory note issued by the Company in a private placement to an institutional accredited investor on October 26, 2023 in the principal amount of $1,750,000 (the “October 2023 Note”), pursuant to the securities purchase agreement dated as of June 23, 2023 (the “Original SPA”), as amended on October 26, 2023 (the “Amendment” and, together with the Original SPA, the “First SPA”); and (ii) 26,000,000 shares of common stock issuable upon the conversion of a separate senior unsecured convertible promissory note to be issued by the Company to the same investor in the principal amount of $12,000,000 (the “November 2023 Note” and, together with the October 2023 Note, the “Notes”), pursuant to the securities purchase agreement dated as of November 10, 2023 (the “Second SPA”); and

●	up to 2,500,000 shares of common stock, consisting of (i) 1,500,000 shares of our common stock issuable upon exercise of a common stock purchase warrant, having an initial exercise price of $1.30 per share (the “October 2023 Warrant”), issued to the investor pursuant to the First SPA; and (ii) 1,000,000 shares of our common stock issuable upon exercise of a common stock purchase warrant, having an initial exercise price of $1.30 per share (the “Execution Warrant” and, together with the October 2023 Warrant, the “Warrants”), issued to the investor pursuant to the Second SPA.

We are not selling any shares of our common stock in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will receive proceeds from the exercise of the Warrants if the selling stockholder exercises the Warrants for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholder will bear all commissions and discounts, if any, attributable to its sales of the shares of common stock offered hereby. We will incur costs and expenses in connection with the registration of the shares of our common stock offered hereby, including filing, legal and accounting fees.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PEV.” On December 11, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $1.37 per share.

Sales of a substantial number of shares of common stock in the public market, including the resale of the shares of common stock held by the selling stockholder pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock and make it more difficult for you to sell your stockholdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to this registration statement of which this prospectus forms a part, the selling stockholder will continue to offer the securities covered thereby pursuant to this prospectus for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, may elect to comply with certain reduced reporting requirements after this offering. See “Prospectus Summary — Emerging Growth Company Status.”

Investing in our common stock involves a high degree of risk. You should carefully consider the “Risk Factors” beginning on page 9, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 9 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors. Some market and other data included herein, as well as the data of competitors as they relate to Phoenix Motor Inc., is also based on our good faith estimates.

Throughout this prospectus, unless the context requires otherwise, all references to “Phoenix” refer to Phoenix Motor Inc., a Delaware corporation, and references to “we,” “us,” “our,” the “Registrant,” the “Company” or “our company” are to Phoenix and/or its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under “Risk Factors” and the financial statements and notes thereto herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

Phoenix Motor Inc., doing business as “Phoenix Motorcars” through its wholly owned subsidiaries, Phoenix Cars LLC, Phoenix Motorcars Leasing LLC, and EdisonFuture Motor, Inc., is a leading electrification solutions provider for the commercial vehicle industry as well as other industries. Phoenix designs, develops, manufactures, assembles, and integrates electric drive systems and light and medium duty electric vehicles (“EVs”), with an aim to reduce carbon intensity and greenhouse gas emissions. The Company operates two primary brands, “Phoenix Motorcars” which is focused on commercial products including medium duty electric vehicles, chargers and electric forklifts, and “EdisonFuture” which intends to offer light-duty electric vehicles.

As an EV pioneer, we launched our first medium-duty electric drivetrain in 2009 and delivered our first commercial EV in 2014. In 2019, we launched our second generation (“Gen 2”) High Power Drive System for the Ford E450 chassis, the E-200. Since April 2021, we have been in production of our third generation (“Gen 3”) drivetrain (E-300). We are currently scheduled to release our fourth generation (“Gen 4”) drivetrain in 2023, which is expected to allow for substantially higher production volumes and achieve significant cost reduction.

During the last six years we have developed and deployed for our customers all-electric shuttle buses, utility trucks, service trucks, cargo trucks and flatbed trucks. This differentiates us in the market where most commercial EV manufacturers are still in the prototype phase. As of December 31, 2022, we have delivered a total of 116 EVs to more than 42 customers, representing what we believe is the largest number of Class 4 cutaway medium duty electric shuttle bus deployments in the U.S. and the most electric vehicles deployed on the Ford E-Series chassis. With over four million zero-emission miles accumulatively driven by the vehicles we delivered, we have gained significant industry experience, distinct expertise and extensive knowledge in R&D, production, commercialization, customer engagement and validation of light and medium duty EVs, enabling us to drive continued design enhancements and innovations in our current and future generations drivetrain systems and other products.

We believe the commercial EV market is currently underserved, is projected to grow from a low base today to global sales of three million units by 2025 and nine million by 2030, led by buses and light trucks, representing significant growth opportunities. Major factors driving the growth of the commercial EV market are rising policy support, increasing electrification of public transport fleets, stringent government regulations, advancements in battery pack technologies and electric powertrains and accelerated investment in charging infrastructure. By taking advantage of our proprietary technology, industry-leading experience and expertise, as well as increasing EV demand boosted by government incentives, grants and regulations, we believe we are well positioned to capitalize on the commercial market opportunities.

Recent Developments

On June 23, 2023, as amended on October 26, 2023, the Company entered into the First SPA with the selling stockholder, and on November 10, 2023, the Company entered into the Second SPA with the selling stockholder.

June 2023 Securities Purchase Agreement and October 2023 Amendment

On October 26, 2023, the Company entered into the First Amendment (the “Amendment”) to the Securities Purchase Agreement dated as of June 23, 2023 (the “Original SPA” and, together with the Amendment, the “First SPA”), with an institutional accredited investor. In addition to the Amendment, on October 26, 2023 the Company agreed to issue and sell, in a private placement, an additional $1,750,000 of principal amount (the “Subsequent Tranche” or “October 2023 Note”) of the Company’s unsecured senior convertible promissory note issued on June 23, 2023 (the “June 2023 Note”). On June 23, 2023, the Company had issued the June 2023 Note in the principal amount of $1,600,000 pursuant to the Original SPA, which provided that the Company may issue up to an aggregate of $5,100,000 of principal amount under the June 2023 Note. Accordingly, after the Subsequent Tranche, $1,750,000 of principal amount of the June 2023 Note remains available to be funded over additional closings at the discretion of the investor during the 36 months following the date of the First SPA. Additionally, pursuant to the Amendment, the “Funding Amount” was increased to an aggregate principal amount equal to no greater than $9,667,000 and the total principal amount was increased to be no greater than $10,564,000 to be reduced by the original issue discount of 8.5% and amounts previously advanced under the June 2023 Note.

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June 2023 Note and October 2023 Note

The June 2023 Note and October 2023 Notes are subject to an original issue discount of 8.5%, and are convertible into shares of common stock of the Company at a conversion price equal to the greater of (x) $0.60 (the “Floor Price”) and (y) 87.5% of the lowest daily volume weighted average price (“VWAP”) in the seven (7) trading days prior to the applicable conversion date (the “Variable Price”), subject to certain adjustments including full ratchet anti-dilution price protection, as set forth in the Notes. Notwithstanding the foregoing, automatically following an Event of Default (as defined in the June 2023 Note and further described below), without the requirement of the holder to provide notice to the Company, and subject to the provisions relating to the Nasdaq 19.99% Cap (as defined below), the conversion price is equal to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of common stock equal to such conversion amount or interest amount, divided by the applicable Variable Price.

Each of the June 2023 Note and the October 2023 Note matures on the date that is 18 months after the date of original issuance. The June 2023 Note in the principal amount of $1,600,000 will mature and be due in full on December 23, 2024 and the October 2023 Note in the principal amount of $1,750,000 will mature and be due in full on April 27, 2026. The Company may, from time to time, prepay the principal amount owing under the June 2023 Note and the October 2023 Note, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

Each of the June 2023 Note and the October 2023 Note accrues interest at the “Prime Rate” (as published by the Wall Street Journal) plus 4.75% per annum in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of common stock. Interest is required to be paid quarterly, provided that if the Equity Conditions (as defined therein) are not satisfied, then the Company shall be required to make such payment of interest in cash, which requirement may be waived by the holder in its sole discretion. From and after the occurrence and during the continuance of any Event of Default (as defined below), the interest rate shall automatically be increased to the lesser of (x) eighteen percent (18%) per annum, or (y) the maximum rate permitted under applicable law.

In the event that the Company in its sole discretion determines to make the interest payments in shares of common stock and the price per share is equal to the Floor Price, or in the event that the exercise price is reduced to the Floor Price due to the “full ratchet” anti-dilution provisions of the Warrants, or if an Event of Default has occurred and the Alternative Conversion rate is applicable, the number of shares of common stock to be issued would be substantially greater than the number of shares into which the June 2023 Note is initially convertible and/or the October 2023 Warrant is initially exercisable.

Under the June 2023 Note and the October 2023 Note, “Events of Default” mainly include, among others, (i) any default in the payment of principal amount when due or liquidate damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Notes or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the shares of common stock issuable upon conversion of the Notes; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the Notes.

Pursuant to the June 2023 Note and the October 2023 Note, the Company shall not (i) issue to any third party any shares of common stock which have been registered under the Securities Act or any common stock or common stock equivalents having registration rights (except for permitted issuances under the First SPA and the June 2023 Note and the October 2023 Note) until the date that is 30 trading days following such date as the shares of common stock issuable upon conversion of the June 2023 Note and the October 2023 Note have been registered for resale under the Securities Act or may be sold without restriction on the number of shares to be sold or manner of sale; or (ii) enter into any Prohibited Transactions (as defined in the June 2023 Note and the October 2023 Note) or incur additional indebtedness except for Permitted Indebtedness (as defined in the June 2023 Note and the October 2023 Note) until the date that is 30 days after such time as 80% of the June 2023 Note or the October 2023 Note, as applicable, have been converted or repaid.

Under the June 2023 Note and the October 2023 Note, the investor and the Company agreed that the total cumulative number of shares of common stock issued or issuable to the investor may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). In addition, the investor will not be entitled to receive shares of common stock upon conversion of the June 2023 Note and the October 2023 Note to the extent that such conversion would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 4.99% of our issued and outstanding shares of common stock.

Pursuant to the First SPA, the Company is required to hold one special meeting of shareholders no later than December 31, 2023 (which may also be at the annual meeting of shareholders) to obtain shareholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of common stock in excess of 19.99% of the issued and outstanding shares of common stock upon conversion of the June 2023 Note and the October 2023 Note issued to the investors pursuant to the First SPA (the “Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company is required to call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

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The Company is required to use commercially reasonable efforts to efforts to file, within 30 calendar days of the date of the Amendment or as soon as practicable thereafter, a registration statement (the “Resale Registration Statement”) providing for the resale by the investor of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is also required to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 60 days following its filing with the SEC and to maintain the effectiveness of the Resale Registration Statement at all times until the investor no longer owns any Notes or the Warrant or shares of common stock issuable upon conversion or exercise thereof.

Subject to additional shares being issued to make interest payments in shares of common stock, anti-dilution price protection and the Alternate Conversion provisions described above, the June 2023 Note in the aggregate principal amount of $3,350,000 is initially convertible into up to 7,258,333 shares of our common stock at the conversion price. The October 2023 Note in the principal amount of $1,750,000 is initially convertible into 3,791,667 shares of our common stock at the conversion price.

October 2023 Warrant

In connection with the Amendment, the Company issued a warrant (the “October 2023 Warrant”) to the investor to purchase up to 1,500,000 shares of common stock, with an exercise price equal to $1.30 per share, subject to full ratchet anti-dilution protection and other adjustments as stated in the October 2023 Warrant, which October 2023 Warrant is exercisable for six years on a cash basis or, if the shares of common stock issuable upon exercise of the October 2023 Warrant are not registered within 12 months after the closing, on a cashless basis.

Second Securities Purchase Agreement

On November 10, 2023, the Company entered into a second Securities Purchase Agreement (the “Second SPA”), with the same investor.

November 2023 Note

In connection with the Second SPA, the Company also agreed to issue and sell, in a private placement, subject to the satisfaction of certain closing conditions, a senior secured convertible promissory note in the principal amount of $12,000,000 (the “November 2023 Note”), having an original issue discount of 10%, which upon closing will result in a net amount of $10,800,000 of the November 2023 Note being purchased by the investor.

The November 2023 Note will not be funded by the investor until: (a) the VWAP for the common stock shall have been in excess of $1.00 for the ten consecutive trading days preceding the applicable closing date; and (b) the daily volume of the common stock on the trading market shall have been in excess of 150,000 shares for the ten consecutive trading days preceding the applicable closing date.

The November 2023 Note will accrue interest at the “Prime Rate” (as published by the Wall Street Journal) plus 4.75% per annum if interest is paid in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of common stock, payable on the last trading day of each quarter.

The November 2023 Note will mature 18 months after the date of issuance. The Company may, from time to time, prepay the principal amount owing under the November 2023 Note, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

The November 2023 Note will be convertible into shares of common stock determined by dividing 130% of the outstanding principal amount by the conversion price, which is equal to the greater of (x) $0.60, subject to adjustment as provided therein (the “Floor Price”), or (y) the lesser of (i) 87.5% of the lowest daily VWAP in the seven trading days prior to the conversion date, subject to adjustment as provided therein (the “Variable Price”), and (ii) $0.80, subject to adjustment as provided therein. Notwithstanding the foregoing, automatically following an Event of Default, without the requirement of the holder to provide notice to the Company, and subject to the provisions relating to the Nasdaq 19.99% Cap, the conversion price shall be adjusted to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of common stock equal to such conversion amount or interest amount, divided by the applicable Variable Price.

Under the November 2023 Note, “Events of Default” mainly include, among others, (i) any default in the payment of principal amount when due or liquidate damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Notes or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the shares of common stock issuable upon conversion of the Notes; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the November 2023 Note.

Pursuant to the November 2023 Note, the Company shall not (i) issue to any third party any shares of common stock which have been registered under the Securities Act or any common stock or common stock equivalents having registration rights (except for permitted issuances under the Second SPA and the November 2023 Note) until the date that is 30 trading days following such date as the shares of common stock issuable upon conversion of the November 2023 Note have been registered for resale under the Securities Act or may be sold without restriction on the number of shares to be sold or manner of sale; or (ii) enter into any Prohibited Transactions (as defined in the November 2023 Note) or incur additional indebtedness except for Permitted Indebtedness (as defined in the November 2023 Note) until the date that is 30 days after such time as 80% of the November 2023 Note has been converted or repaid.

Under the November 2023 Note, the investor and the Company agreed that the total cumulative number of shares of common stock issued or issuable to the investor may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). In addition, the investor will not be entitled to receive shares of common stock upon conversion of the November 2023 Note to the extent that such conversion would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 4.99% of our issued and outstanding shares of common stock. Pursuant to the Second SPA, the Company is required to hold one special meeting of shareholders no later than December 31, 2023 (which may also be at the annual meeting of shareholders) to obtain Shareholder Approval.

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The Company is required to use commercially reasonable efforts to efforts to file, within 15 calendar days of the date of the Second SPA or as soon as practicable thereafter, a registration statement (the “Resale Registration Statement”) providing for the resale by the investor of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is also required to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 90 days following the date of the Second SPA and to maintain the effectiveness of the Resale Registration Statement at all times until the investor no longer owns any Notes or the Warrant or shares of common stock issuable upon conversion or exercise thereof.

Subject to additional shares being issued to make interest payments in shares of common stock, “full ratchet” anti-dilution price protection and the Alternate Conversion provisions described above, the November 2023 Note is initially convertible into up to 26,000,000 shares of our common stock at the Floor Price of $0.60 per share. The Execution Warrant is exercisable into 1,000,000 shares of common stock.

Execution Warrant

Upon execution of the Second SPA, the Company issued a common stock purchase warrant (the “Execution Warrant”) to the investor to purchase up to 1,000,000 shares of common stock with an exercise price equal to $1.30 per share for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. In addition, the Execution Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

Closing Warrant

Also, in connection with the Second SPA, the Company agreed to issue to the investor a common stock purchase warrant upon closing of the transactions contemplated by the Second SPA (the “Closing Warrant”). The Closing Warrant will be exercisable for a number of shares equal to the principal amount of the November 2023 Note, divided by the VWAP of the common stock over the 5 trading days preceding the Closing Warrant issuance date. The Closing Warrant is exercisable for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. In addition, the Closing Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

For a more detailed description of the Notes and Warrants, see “Private Placements of Notes and Warrants” on page 13 below.

Implications of Being an Emerging Growth Company

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of the common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Corporate Information

Phoenix Motor Inc. was incorporated in Delaware on October 12, 2020. Two of our operating subsidiaries, Phoenix Cars, LLC and Phoenix Motorcars Leasing, LLC, were formed in 2003 and our third operating subsidiary, EdisonFuture Motor, Inc., was established in July 2021. Our principal executive offices are located at 1500 Lakeview Loop, Anaheim, CA 92807. Our telephone number is (909) 987-0815.

Our website is www.phoenixmotorcars.com and on the Investor Relations section of our website, we post or will post, as applicable, the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, our Proxy Statement on Schedule 14A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

All of the information on our Investor Relations web page is available to be viewed free of charge. Information contained on our website is not part of this prospectus or our other filings with the SEC. We assume no obligation to update or revise any forward-looking statements in this prospectus whether as a result of new information, future events or otherwise, unless we are required to do so by law.

The SEC also maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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THE OFFERING

The following summary contains basic information about this offering and our common stock and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus titled “Description of Capital Stock.”

Common stock to be offered by the selling stockholder	Up to 32,291,667 shares of our common stock, consisting of up to (i) 3,791,667 shares of common stock issuable upon conversion of the October 2023 Note in the principal amount of $1,750,000; (ii) 26,000,000 shares of common stock issuable upon conversion of the November 2023 Note in the principal amount of $12,000,000, (iii) 1,500,000 shares of common stock issuable upon exercise of the October 2023 Warrant; and (iv) 1,000,000 shares of common stock issuable upon exercise of the Execution Warrant.

Common stock outstanding prior to this offering	21,291,924 shares.

Common stock outstanding immediately after this offering	57,050,257 shares, assuming the issuance of an aggregate of 35,758,333 shares of common stock to the selling stockholder upon conversion of all of the Notes and exercise of the Warrants, 32,291,667 of which shares are being registered for resale pursuant to this prospectus.

Use of proceeds

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds in the event that the October 2023 Warrant and Execution Warrant are exercised at the exercise price of $1.30 per share for cash, which will result in gross proceeds of approximately $3.25 million. We intend to use those proceeds, if any, for working capital and general corporate purposes. See “Use of Proceeds” beginning on page 16 of this prospectus for additional information.

Nasdaq Capital Market symbol	“PEV”

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 9, other information appearing elsewhere in this prospectus and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus and in our other filings with the SEC. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

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These statements are subject to known and unknown risks, uncertainties and assumptions, many of which are difficult to predict and are beyond our control and could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our common stock speculative or risky:

•	Our history of losses, and expectation of incurring significant expenses and losses for the foreseeable future.

•	We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

•	We may be unable to convert concept trucks and vans into production and sales.

•	Our ability to meet the timelines we have established for development and production and development of our EVs.

•	We may be unable to adequately control our operating costs and future capital requirements and sources and uses of cash.

•	Developing and expanding our own manufacturing facilities for production of our EVs will increase our capital expenditures and may delay or inhibit production of our EVs.

•	Customers who have committed to purchase our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, we will not realize the revenue we expect from these customers.

•	We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.

•	Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

•	Economic, regulatory, political and other events, including the rise in interest rates, heightened inflation, slower growth or recession, issues with supply chain, shortage of labor and the war in Ukraine and the conflict between Israel and Hamas adversely affect our financial results.

•	We previously identified material weaknesses in our internal control over financial reporting. Although the weaknesses previously identified have been remediated, if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

•	If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

•	We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

•	We have no experience to date in high volume manufacture of our EVs.

•	Our ability to obtain and maintain intellectual property protection and not infringe on the rights of others.

•	There may be changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

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•	Our distribution network may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

•	We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

•	Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

•	We depend upon third parties to manufacture and to supply key components and services necessary for our vehicles. We do not have long-term agreements with all of our manufacturers and suppliers, and if these manufacturers or suppliers become unwilling or unable to provide these key components and services we would not be able to find alternative sources in a timely manner and our business would be adversely impacted.

•	We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

•	The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

•	We may not be able to maintain compliance with the continued listing requirements of the Nasdaq listing rules in order to prevent our common stock from being delisted from the Nasdaq Capital Market.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our common stock. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

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Risks Related to this Offering and our Common Stock

The issuances of our common stock to the selling stockholder upon conversion of the Notes and/or exercise of the Warrants, as the case may be, will cause substantial dilution to our existing stockholders, and the sale of the shares of common stock acquired by the selling stockholder, or the perception that such sales may occur, could cause the market price of our common stock to fall.

Up to 32,291,667 shares of our common stock are being registered for resale by the selling stockholder. Depending on market liquidity at the time, issuances and any subsequent sales of our common stock by the selling stockholder may cause the trading price of our common stock to fall.

If and when the selling stockholder converts the Notes and/or exercises the Warrants, as the case may be, after the selling stockholder has acquired the shares, the selling stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, issuances to the selling stockholder upon conversion of the Notes or exercise of the Warrants will result in substantial dilution to the interests of other holders of our common stock. Even though the current trading price is significantly below our IPO price, the selling stockholder may have an incentive to sell because it will still profit because of the lower price that it acquired their shares than the IPO investors. Additionally, the issuance of a substantial number of shares of our common stock to the selling stockholder, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share paid to the selling stockholder. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of common stock under our share incentive programs.

We expect to require additional capital in the future in order to develop our business operations. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Future sales of substantial amounts of the shares of common stock by the selling stockholder and others could adversely affect the price of our common stock.

The shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold by the selling stockholder in the public market following this offering. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock will decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. The sale of the shares by the selling stockholder or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

If we or our existing stockholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common stock in the public market, including the shares issuable upon exercise of the Notes or Warrant, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

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The market price of our common stock may be subject to fluctuation and you could lose all or part of your investment.

Our common stock was first offered publicly in our IPO in June 2022 at a price of $7.50 per share, and our common stock has subsequently traded as high as $8.50 per share and as low as $0.56 per share through November 24, 2023. The market price of our common stock on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success or failure of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced services and products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	short selling of our common stock or other securities;

•	any announced or anticipated stock or equity linked instrument offering by us;

•	any major change in the board of directors or management;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

The requirement that we repay the Notes and interest thereon in cash would adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we may be required to repay principal amounts outstanding under the Notes and interest thereon in cash or in shares of our common stock. These obligations could have important consequences on our business. In particular, they could:

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the Notes.

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If we are unable to make the required payments in cash or in our shares of common stock, there could be a default under the Notes. In such event, or if a default otherwise occurs under the Notes, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Notes could cause the Notes to accrue interest at the rate of 18% per annum.

Restrictive covenants under the Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that maybe in our best interests.

The Notes contain a number of affirmative and negative covenants, including without limitation, regarding the payment of dividends, consequences of legal judgements in excess of $250,000, transactions with affiliates, and issuance of additional notes and certain equity securities.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

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PRIVATE PLACEMENTS OF NOTES AND WARRANTS

On June 23, 2023, as amended on October 26, 2023, the Company entered into the First SPA with the selling stockholder, and on November 10, 2023, the Company entered into the Second SPA with the selling stockholder.

The transactions contemplated by the First SPA closed on October 26, 2023 and the Second SPA closed on November 10, 2023. The First SPA and the Second SPA contain certain representations and warranties, covenants and indemnities customary for similar transactions.

June 2023 Securities Purchase Agreement and October 2023 Amendment

On October 26, 2023, the Company entered into the First Amendment (the “Amendment”) to the Securities Purchase Agreement dated as of June 23, 2023 (the “Original SPA” and, together with the Amendment, the “First SPA”), with an institutional accredited investor. In addition to the Amendment, on October 26, 2023 the Company agreed to issue and sell, in a private placement, an additional $1,750,000 of principal amount (the “Subsequent Tranche”) of the Company’s unsecured senior convertible promissory note issued on June 23, 2023 (the “June 2023 Note”). On June 23, 2023, the Company had issued the June 2023 Note in the principal amount of $1,600,000 pursuant to the Original SPA, which provided that the Company may issue up to an aggregate of $5,100,000 of principal amount under the June 2023 Note. Accordingly, after the Subsequent Tranche, $1,750,000 of principal amount of the June 2023 Note remains available to be funded over additional closings at the discretion of the investor during the 36 months following the date of the First SPA. Additionally, pursuant to the Amendment, the “Funding Amount” was increased to an aggregate principal amount equal to no greater than $9,667,000 and the total principal amount was increased to be no greater than $10,564,000 to be reduced by the original issue discount of 8.5% and amounts previously advanced under the June 2023 Note.

June 2023 Note and October 2023 Note

The June 2023 Note and October 2023 Notes are subject to an original issue discount of 8.5%, and are convertible into shares of common stock of the Company at a conversion price equal to the greater of (x) $0.60 (the “Floor Price”) and (y) 87.5% of the lowest daily VWAP in the seven (7) trading days prior to the applicable conversion date (the “Variable Price”), subject to certain adjustments including full ratchet anti-dilution price protection, as set forth in the Notes. Notwithstanding the foregoing, automatically following an Event of Default (as defined in the June 2023 Note and further described below), without the requirement of the holder to provide notice to the Company, and subject to the provisions relating to the Nasdaq 19.99% Cap (as defined below), the conversion price is equal to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of common stock equal to such conversion amount or interest amount, divided by the applicable Variable Price.

Each of the June 2023 Note and the October 2023 Note matures on the date that is 18 months after the date of original issuance. The June 2023 Note in the principal amount of $1,600,000 will mature and be due in full on December 23, 2024 and the October 2023 Note in the principal amount of $1,750,000 will mature and be due in full on April 27, 2026. The Company may, from time to time, prepay the principal amount owing under the June 2023 Note and the October 2023 Note, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

Each of the June 2023 Note and the October 2023 Note accrues interest at the “Prime Rate” (as published by the Wall Street Journal) plus 4.75% per annum in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of common stock. Interest is required to be paid quarterly, provided that if the Equity Conditions (as defined therein) are not satisfied, then the Company shall be required to make such payment of interest in cash, which requirement may be waived by the holder in its sole discretion. From and after the occurrence and during the continuance of any Event of Default (as defined below), the interest rate shall automatically be increased to the lesser of (x) eighteen percent (18%) per annum, or (y) the maximum rate permitted under applicable law.

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In the event that the Company in its sole discretion determines to make the interest payments in shares of common stock and the price per share is equal to the Floor Price, or in the event that the exercise price is reduced to the Floor Price due to the “full ratchet” anti-dilution provisions of the Warrants, or if an Event of Default has occurred and the Alternative Conversion rate is applicable, the number of shares of common stock to be issued would be substantially greater than the number of shares into which the June 2023 Note is initially convertible and/or the October 2023 Warrant is initially exercisable.

Under the June 2023 Note and the October 2023 Note, “Events of Default” mainly include, among others, (i) any default in the payment of principal amount when due or liquidate damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Notes or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the shares of common stock issuable upon conversion of the Notes; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the Notes.

Pursuant to the June 2023 Note and the October 2023 Note, the Company shall not (i) issue to any third party any shares of common stock which have been registered under the Securities Act or any common stock or common stock equivalents having registration rights (except for permitted issuances under the First SPA and the June 2023 Note and the October 2023 Note) until the date that is 30 trading days following such date as the shares of common stock issuable upon conversion of the June 2023 Note and the October 2023 Note have been registered for resale under the Securities Act or may be sold without restriction on the number of shares to be sold or manner of sale; or (ii) enter into any Prohibited Transactions (as defined in the June 2023 Note and the October 2023 Note) or incur additional indebtedness except for Permitted Indebtedness (as defined in the June 2023 Note and the October 2023 Note) until the date that is 30 days after such time as 80% of the June 2023 Note or the October 2023 Note, as applicable, have been converted or repaid.

Under the June 2023 Note and the October 2023 Note, the investor and the Company agreed that the total cumulative number of shares of common stock issued or issuable to the investor may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). In addition, the investor will not be entitled to receive shares of common stock upon conversion of the June 2023 Note and the October 2023 Note to the extent that such conversion would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 4.99% of our issued and outstanding shares of common stock.

Pursuant to the First SPA, the Company is required to hold one special meeting of shareholders no later than December 31, 2023 (which may also be at the annual meeting of shareholders) to obtain shareholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of common stock in excess of 19.99% of the issued and outstanding shares of common stock upon conversion of the June 2023 Note and the October 2023 Note issued to the investors pursuant to the First SPA (the “Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company is required to call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

The Company is required to use commercially reasonable efforts to efforts to file, within 30 calendar days of the date of the Amendment or as soon as practicable thereafter, a registration statement (the “Resale Registration Statement”) providing for the resale by the investor of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is also required to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 60 days following its filing with the SEC and to maintain the effectiveness of the Resale Registration Statement at all times until the investor no longer owns any Notes or the Warrant or shares of common stock issuable upon conversion or exercise thereof.

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Subject to additional shares being issued to make interest payments in shares of common stock, anti-dilution price protection and the Alternate Conversion provisions described above, the June 2023 Note in the aggregate principal amount of $3,350,000 is initially convertible into up to 7,258,333 shares of our common stock at the conversion price. The October 2023 Note in the principal amount of $1,750,000 is initially convertible into 3,791,667 shares of our common stock at the conversion price.

October 2023 Warrant

In connection with the Amendment, the Company issued a warrant (the “October 2023 Warrant”) to the investor to purchase up to 1,500,000 shares of common stock, with an exercise price equal to $1.30 per share, subject to full ratchet anti-dilution protection and other adjustments as stated in the October 2023 Warrant, which October 2023 Warrant is exercisable for six years on a cash basis or, if the shares of common stock issuable upon exercise of the October 2023 Warrant are not registered within 12 months after the closing, on a cashless basis.

Second Securities Purchase Agreement

On November 10, 2023, the Company entered into a second Securities Purchase Agreement (the “Second SPA”), with the same investor.

November 2023 Note

In connection with the Second SPA, the Company also agreed to issue and sell, in a private placement, subject to the satisfaction of certain closing conditions, a senior secured convertible promissory note in the principal amount of $12,000,000 (the “November 2023 Note”), having an original issue discount of 10%, which upon closing will result in a net amount of $10,800,000 of the November 2023 Note being purchased by the investor.

The November 2023 Note will not be funded by the investor until: (a) the VWAP for the common stock shall have been in excess of $1.00 for the ten consecutive trading days preceding the applicable closing date; and (b) the daily volume of the common stock on the trading market shall have been in excess of 150,000 shares for the ten consecutive trading days preceding the applicable closing date.

The November 2023 Note will accrue interest at the “Prime Rate” (as published by the Wall Street Journal) plus 4.75% per annum if interest is paid in cash, or the Prime Rate plus 7.75% per annum if interest is paid in shares of common stock, payable on the last trading day of each quarter.

The November 2023 Note will mature 18 months after the date of issuance. The Company may, from time to time, prepay the principal amount owing under the November 2023 Note, subject to a 30% prepayment premium, so long as the Company provides at least 30 business days’ prior written notice to the holder of such prepayment.

The November 2023 Note will be convertible into shares of common stock determined by dividing 130% of the outstanding principal amount by the conversion price, which is equal to the greater of (x) $0.60, subject to adjustment as provided therein (the “Floor Price”), or (y) the lesser of (i) 87.5% of the lowest daily VWAP in the seven trading days prior to the conversion date, subject to adjustment as provided therein (the “Variable Price”), and (ii) $0.80, subject to adjustment as provided therein. Notwithstanding the foregoing, automatically following an Event of Default, without the requirement of the holder to provide notice to the Company, and subject to the provisions relating to the Nasdaq 19.99% Cap, the conversion price shall be adjusted to the lesser of the (x) Floor Price and (y) the Variable Price. In respect of any conversion where the Variable Price is less than the Floor Price (the “Alternative Conversion”), the Company will pay to the holder either in cash, or subject to the Nasdaq 19.99% Cap, in shares of common stock equal to such conversion amount or interest amount, divided by the applicable Variable Price.

Under the November 2023 Note, “Events of Default” mainly include, among others, (i) any default in the payment of principal amount when due or liquidate damages; (ii) the Company’s failure to observe or perform any material convent, condition or agreement contained in the Notes or other transaction documents; (iii) the Company’s notice of its inability to comply with proper requests for conversion; (iv) the Company’s failure to timely deliver the shares of common stock issuable upon conversion of the Notes; (v) the Company’s failure to reserve the required minimum number of shares to satisfy a potential conversion; (vi) any breach of a material representation or warranty by the Company or any of its subsidiaries; (vii) any default of the Company in any payment amount on indebtedness in excess of $250,000; and (i) a proceeding in respect of the Company or its subsidiaries seeking the liquidation, dissolution or winding up. Certain Events of Default contain cure periods as set forth in the November 2023 Note.

Pursuant to the November 2023 Note, the Company shall not (i) issue to any third party any shares of common stock which have been registered under the Securities Act or any common stock or common stock equivalents having registration rights (except for permitted issuances under the Second SPA and the November 2023 Note) until the date that is 30 trading days following such date as the shares of common stock issuable upon conversion of the November 2023 Note have been registered for resale under the Securities Act or may be sold without restriction on the number of shares to be sold or manner of sale; or (ii) enter into any Prohibited Transactions (as defined in the November 2023 Note) or incur additional indebtedness except for Permitted Indebtedness (as defined in the November 2023 Note) until the date that is 30 days after such time as 80% of the November 2023 Note has been converted or repaid.

Under the November 2023 Note, the investor and the Company agreed that the total cumulative number of shares of common stock issued or issuable to the investor may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). In addition, the investor will not be entitled to receive shares of common stock upon conversion of the November 2023 Note to the extent that such conversion would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 4.99% of our issued and outstanding shares of common stock. Pursuant to the Second SPA, the Company is required to hold one special meeting of shareholders no later than December 31, 2023 (which may also be at the annual meeting of shareholders) to obtain Shareholder Approval.

The Company is required to use commercially reasonable efforts to efforts to file, within 15 calendar days of the date of the Second SPA or as soon as practicable thereafter, a registration statement (the “Resale Registration Statement”) providing for the resale by the investor of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. The Company is also required to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 90 days following the date of the Second SPA and to maintain the effectiveness of the Resale Registration Statement at all times until the investor no longer owns any Notes or the Warrant or shares of common stock issuable upon conversion or exercise thereof.

Subject to additional shares being issued to make interest payments in shares of common stock, “full ratchet” anti-dilution price protection and the Alternate Conversion provisions described above, the November 2023 Note is initially convertible into up to 26,000,000 shares of our common stock at the Floor Price of $0.60 per share. The Execution Warrant is exercisable into 1,000,000 shares of common stock.

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Execution Warrant

Upon execution of the Second SPA, the Company issued a common stock purchase warrant (the “Execution Warrant”) to the investor to purchase up to 1,000,000 shares of common stock with an exercise price equal to $1.30 per share for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. In addition, the Execution Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

Closing Warrant

Also, in connection with the Second SPA, the Company agreed to issue to the investor a common stock purchase warrant upon closing of the transactions contemplated by the Second SPA (the “Closing Warrant”). The Closing Warrant will be exercisable for a number of shares equal to the principal amount of the November 2023 Note, divided by the VWAP of the common stock over the 5 trading days preceding the Closing Warrant issuance date. The Closing Warrant is exercisable for six (6) years on a cash basis or, if the shares of common stock issuable upon exercise of the Warrant are not registered within 12 months after the closing, on a cashless basis. In addition, the Closing Warrant exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market.

The issuance of the June 2023 Note, the October 2023 Note, the October 2023 Warrant and the Execution Warrant were, and the November 2023 Note and the Closing Warrant will be, offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder.

USE OF PROCEEDS

All common stock offered by this prospectus are being registered for the accounts of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we have received and we may receive proceeds from the exercise of the Warrants, if and when exercised, to the extent that they are exercised for cash. The Warrants, however, are also exercisable on a cashless basis under certain circumstances. For the purposes of this registration statement, we have assumed the full exercise for cash of the Warrants, in which case the net proceeds of such exercise will be approximately $3.25 million. We intend to use those proceeds, if any, for general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.0004 per shares, and 50,000,000 shares of preferred stock, par value $0.0004 per share, of the Company (the “Preferred Stock”).

As of the date of this prospectus, we have 21,291,924 shares of our common stock outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers, or stockholders owed to us or our stockholders; (3) any action arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws; or (4) any action asserting a claim against us governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under Section 22 of the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the U.S. shall be the sole and exclusive forum. This choice of forum provision has important consequences for our stockholders.

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Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq.

These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

We will be subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by resolution of the board of directors, or by the Chairman or the President.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “PEV.”

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “Private Placements of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued pursuant to the First SPA and the Second SPA, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its beneficial ownership of shares of common stock, including shares of common stock issuable upon conversion of the Notes and exercise of the Warrants as of November 27, 2023 assuming conversion of the Notes and exercise of the Warrants held by the selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the First SPA and the Second SPA, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued or issuable pursuant to the conversion of the Notes, and (ii) the number of shares of common stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes and the Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the Conversion Price and Alternate Conversion Price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares of common stock that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the selling stockholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of our common stock (the “Maximum Percentage”). The number of shares of common stock in the second column reflects these limitations. The selling stockholder may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

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Name of selling stockholder	Shares Beneficially Owned Prior to Sale by the Selling Stockholder Pursuant to this Prospectus(2)(3)			Maximum Number of Shares to be Sold Pursuant to this Prospectus (5)		Number of Shares Owned after Offering
	Number		Percent			Number		Percent
JAK Opportunities II, LLC (1)	2,846,807	(4)	4.99%	32,291,667	(6)	3,466,666	(7)	6.07%

(1)	The selling stockholder is affiliated with ATW Partners Opportunities Management, LLC (the “Adviser”), which holds voting and dispositive power over such shares. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser and, as such, may be deemed to have beneficial ownership over the shares. The principal business address of the Adviser is 17 State Street, Suite 2130, New York, New York 10004. The selling stockholder, the Adviser, Antonio Ruiz-Gimenez, and Kerry Propper disclaim beneficial ownership of the shares, except to the extent of each of their pecuniary interest therein, if any.

(2)	All of the Notes and the Warrants that are convertible or exercisable for shares of common stock offered hereby contain certain beneficial ownership limitations, which provide that (i) a holder of the Notes will not have the right to convert any portion of its Notes if the holder would beneficially own in excess of the 4.99% of the number of our shares of common stock immediately after giving effect to such conversion, provided that upon at least 61 days prior notice to us, a holder may increase such limitation up to a maximum of 9.99% of the number of our shares of common stock outstanding (thew “Maximum Percentage”); and that (ii) a holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder would beneficially own in excess of the Maximum Percentage immediately after giving effect to such exercise.

(3)	Applicable percentage ownership is based on 21,291,924 shares of our common stock outstanding as of November 24, 2023, and based on 57,050,257 shares of our common stock outstanding, assuming the issuance of the 35,758,333 shares to the selling stockholder upon conversion of the Notes and exercise of the Warrants, 32,291,667 of which shares are being registered for resale pursuant to this prospectus.

(4)	This column lists the total number of shares of our common stock beneficially owned by the selling stockholder as of November 24, 2023 after giving effect to the Maximum Percentage (as defined in footnote (2) above). Without regard to the Maximum Percentage, as of November 24, 2023, the selling stockholder would beneficially own an aggregate of 35,758,333 shares of our common stock, consisting of (i) 33,258,333 shares underlying the outstanding Notes held by the selling stockholder, convertible at the Floor Price of $0.60 per share, 29,791,667 of which shares are being registered for resale under this prospectus, and (ii) 2,500,000 shares, which are the shares underlying the October 2023 Warrant and the Execution Warrant held by the selling stockholder, initially exercisable at an exercise price of $1.30 per share, all of which are being registered for resale under this prospectus. Excludes an estimated 9,235,270 shares underlying the Closing Warrant if such Closing Warrant is issued.

(5)

We do not know when or in what amounts the selling stockholder may offer shares for sale following conversion of the Notes and exercise of the Warrants. The selling stockholder may choose not to sell any of the shares offered by this prospectus.

(6)	For the purposes of the calculations of our common stock to be sold pursuant to the prospectus, we are assuming (i) the issuance of 29,791,667 of the shares of our common stock underlying the Notes, assuming an event of default under the Notes has not occurred, and the Notes are converted in full at the Floor Price of $0.60 per share without regard to any limitations set forth therein, and (ii) the issuance of 2,500,000 shares of our common stock underlying the October 2023 Warrant and the Execution Warrant, each exercised in full at an exercise price of $1.30 per share without regard to any limitations set forth therein.

(7)	The selling stockholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus. This column represents the number of shares that will be held by the selling stockholder after completion of this offering based on 57,050,257 shares of our common stock outstanding, and based on the assumptions that (a) all 32,291,667 shares of common stock underlying the Notes and Warrants registered for resale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. Excludes an estimated 9,235,270 shares underlying the Closing Warrant if such Warrant is issued.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate number of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $75,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2022 and 2021, the related statements of operations, and the statements of stockholders’ deficit and cash flows for the years ended December 31, 2022 and December 31, 2021 have been audited by Marcum Asia CPAs, LLP, independent registered public accounting firm, as stated in their report which is included herein. Such financial statements have been incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2022 in reliance upon the report of such firm, which includes an explanatory paragraph relating to our ability to continue as a going concern, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. Because we are a “smaller reporting company” we have elected to have any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of this offering of securities to which this prospectus relates, to automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 18, 2023, March 13, 2023, March 30, 2023, April 21, 2023, May 18, 2023, June 7, 2023, June 27, 2023, August 3, 2023, August 21, 2023, October 27, 2023, November 13, 2023 and November 17, 2023;

•	our Proxy Statement on Schedule 14A for the 2023 Annual Meeting, filed with the Commission on November 17, 2023; and

•	the description of our capital stock, included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

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Phoenix Motor Inc.
1500 Lakeview Loop
Anaheim, California 92807
Attn: Investor Relations Department
Phone: (909) 987-0815

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Phoenix Motor Inc., 1500 Lakeview Loop, Anaheim, California 92807, Attn: Investor Relations Department, Phone: (909) 987-0815.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.Phoenix.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

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Phoenix Motor Inc.

Up to 32,291,667 shares of Common Stock

PROSPECTUS

The date of this prospectus is December 13, 2023

Through and including January 8, (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to a dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or membership.